Exhibit 1.3

(Translation)

REGULATIONS OF

THE AUDIT AND SUPERVISORY COMMITTEE

OF

ADVANTEST CORPORATION

(Kabushiki Kaisha Advantest)

Article 1.    (Purpose)

These Regulations stipulate matters concerning the Audit and Supervisory Committee of Advantest Corporation (the “Company”) pursuant to laws and regulations and the articles of incorporation of the Company.

Article 2.    (Organization)

1.	The Audit and Supervisory Committee shall consist of all Audit and Supervisory Committee members.

2.	The Audit and Supervisory Committee may appoint standing Audit and Supervisory Committee member(s).

3.	In addition to the preceding paragraph, the Audit and Supervisory Committee shall appoint a chairperson of the Audit and Supervisory Committee.

Article 3.    (Duties of the Audit and Supervisory Committee)

The Audit and Supervisory Committee shall perform the following duties:

(1)	auditing execution of duties of directors and preparing audit reports;

(2)	determining the content of proposals to be submitted to a general meeting of shareholders regarding the appointment and dismissal of an accounting auditor or the refusal to reappoint an accounting auditor;

(3)	determining the content of opinions of the Audit and Supervisory Committee to be expressed at a general meeting of shareholders regarding the appointment, dismissal or resignation of directors who are not Audit and Supervisory Committee members; and

(4)	determining the content of opinions of the Audit and Supervisory Committee to be expressed at a general meeting of shareholders regarding the remunerations of directors who are not Audit and Supervisory Committee members.

Article 4.    (Appointment and Dismissal of Standing Audit and Supervisory Committee Members)

The Audit and Supervisory Committee shall, if it considers necessary, by resolution, appoint standing Audit and Supervisory Committee member(s) from among the Audit and Supervisory Committee members or dismiss any standing Audit and Supervisory Committee member.

Article 5.    (Chairperson)

The Audit and Supervisory Committee shall, by resolution, appoint a chairperson from among the Audit and Supervisory Committee members.

Article 6.    (Holding of Meetings)

Meetings of the Audit and Supervisory Committee shall be held at least once every three (3) months; provided, however, that meetings may be held from time to time as necessary.

Article 7.    (Persons Authorized to Convene Meetings and Presider)

The chairperson of the Audit and Supervisory Committee shall convene and preside over meetings of the Audit and Supervisory Committee; provided, however, that this shall not preclude any Audit and Supervisory Committee member who is not the chairperson from convening such meetings.

Article 8.    (Procedures for Convocation)

1.	A convocation notice for a meeting of the Audit and Supervisory Committee shall be issued to each Audit and Supervisory Committee member at least three (3) days prior to the date of the meeting; provided, however, that such period may be shortened in case of urgency.

2.	With the consent of all Audit and Supervisory Committee members, a meeting of the Audit and Supervisory Committee may be held without following the procedures for convocation.

Article 9.    (Method of Adopting Resolutions)

1.	A resolution of the Audit and Supervisory Committee shall be adopted by a majority of the vote of the Audit and Supervisory Committee members present at a meeting where a majority of the Audit and Supervisory Committee members entitled to participate in the vote are present.

2.	Any Audit and Supervisory Committee member who has special interests in the matter to be resolved under the preceding paragraph may not participate in the vote.

Article 10.    (Resolution of Audit Policy and Other Matters)

1.	Matters such as audit policy, audit plans, methods of audit, allocation of audit duties among Audit and Supervisory Committee members and appointment of specified company auditors, among others, shall be determined by a resolution of the Audit and Supervisory Committee.

2.	In addition to the matters set forth in the preceding paragraph, the Audit and Supervisory Committee shall resolve any other matters that the Audit and Supervisory Committee considers necessary to execute its duties, including budgeting of audit expenses.

3.	The Audit and Supervisory Committee shall request that directors resolve the contents of the following audit systems and develop such systems:

(1)	matters relating to directors and employees who are to support the Audit and Supervisory Committee members’ duties;

(2)	matters relating to the independence of the directors and employees mentioned in the preceding item (1) from other directors (excluding directors who are Audit and Supervisory Committee members);

(3)	matters to ensure the effectiveness of instructions from the Audit and Supervisory Committee to the directors and employees mentioned in item (1);

(4)	systems listed below and other systems relating to reports to the Audit and Supervisory Committee:

(a)	systems for directors (excluding directors who are Audit and Supervisory Committee members) and employees to report to the Audit and Supervisory Committee; and

(b)	systems for subsidiaries’ directors, accounting advisor, audit & supervisory board member, executive officers, employees executing business, persons executing duties set forth in Article 598, paragraph (1) of the Companies Act, other persons and employees who are equivalent to such persons, or persons who receive reports from the foregoing persons, to report to the Audit and Supervisory Committee;

(5)	systems to ensure that persons who have reported under the preceding item (4) will not be unfavorably treated because of having made the report;

(6)	matters concerning policies to process expenses or debts arising in connection with the execution of duties of Audit and Supervisory Committee members (limited to those related to the execution of duties of the Audit and Supervisory Committee), such as procedures for advancement or reimbursement of expenses arising in connection with such execution of duties; and

(7)	any other systems to ensure the effectiveness of the audit activities by the Audit and Supervisory Committee.

Article 11.    (Attendance of Non-Audit and Supervisory Committee Members)

The Audit and Supervisory Committee shall, if it considers necessary to perform its duties, request a certain director, employee or accounting auditor to explain, report or state opinions on a matter requested by the Audit and Supervisory Committee by attending a meeting of the Audit and Supervisory Committee or by other appropriate methods.

Article 12.    (Reports to the Audit and Supervisory Committee by Audit and Supervisory Committee Members)

1.	Each Audit and Supervisory Committee member shall report the status of his or her execution of duties to the Audit and Supervisory Committee regularly and from time to time, and whenever requested by the Audit and Supervisory Committee.

2.	Any Audit and Supervisory Committee member who has received a report from an accounting auditor, director, executive officer, employee who is a member of a relevant department such as the internal audit department or any other person shall report the same to the Audit and Supervisory Committee.

3.	Any Audit and Supervisory Committee member appointed by the Audit and Supervisory Committee shall, whenever necessary, request reports from accounting auditor, directors, executive officers, employees who are members of a relevant department such as the internal audit department and any other persons.

4.	With respect to the preceding three paragraphs, if the Audit and Supervisory Committee member, accounting auditor, director, executive officer, employee who is a member of a relevant department such as the internal audit department, or other person notifies all Audit and Supervisory Committee members of matters that are to be reported to the Audit and Supervisory Committee, such matters shall not be required to be reported to the Audit and Supervisory Committee.

Article 13.    (Preparation of Audit Report)

1.	The Audit and Supervisory Committee shall, by resolution, prepare audit reports.

2.	If an Audit and Supervisory Committee member has a differing opinion from the content of the audit report of the Audit and Supervisory Committee, he or she may note his or her opinion in the audit report.

3.	Each Audit and Supervisory Committee member shall sign or affix his or her name and seal (electronic signatures permitted) to audit reports of the Audit and Supervisory Committee. Any standing Audit and Supervisory Committee member and any outside director who is an Audit and Supervisory Committee member shall indicate or record to that effect.

4.	The provisions of the preceding three paragraphs shall be applied mutatis mutandis when the Company prepares extraordinary financial statements or consolidated financial statements.

Article 14.    (Consent to Appointment of Directors who are Audit and Supervisory Committee Members)

1.	The following matters concerning appointment of directors who are Audit and Supervisory Committee members shall be determined by resolution of the Audit and Supervisory Committee:

(1)	consenting to submitting a proposal to a general meeting of shareholders concerning appointment of a director who is an Audit and Supervisory Committee member;

(2)	requesting that matters concerning appointment of a director who is an Audit and Supervisory Committee member be included in the agenda of a general meeting of shareholders; and

(3)	requesting that a proposal concerning appointment of a director who is an Audit and Supervisory Committee member be submitted to a general meeting of shareholders.

2.	The preceding paragraph shall apply mutatis mutandis to appointment of directors who are substitute Audit and Supervisory Committee members.

Article 15.    (Resolution on Appointment and Other Matters relating to Accounting Auditors)

1.	The Audit and Supervisory Committee shall determine by resolution the following matters concerning appointment, dismissal or refusal of reappointment of accounting auditors:

(1)	formulating a policy to decide dismissal or refusal of reappointment of accounting auditors;

(2)	deciding whether or not to reappoint accounting auditors;

(3)	deciding the content of proposals concerning appointment of accounting auditors which are to be submitted to a general meeting of shareholders;

(4)	deciding the content of proposals concerning dismissal or refusal of reappointment of accounting auditors which are to be submitted to a general meeting of shareholders; and

(5)	appointing persons who are to temporarily execute the duties of an accounting auditor where there is a vacancy in the position of accounting auditor.

2.	The unanimous consent of all Audit and Supervisory Committee members to the dismissal of an accounting auditor based on statutory grounds of dismissal may be obtained after deliberation at a meeting of the Audit and Supervisory Committee. In such case, an Audit and Supervisory Committee member appointed by the Audit and Supervisory Committee shall report such dismissal of an accounting auditor and the reason for dismissal at the first general meeting of shareholders convened after the dismissal.

3.	The consent set forth in the preceding paragraph may be obtained in writing or electronically in case of urgency.

Article 16.    (Consent to Remunerations and Other Matters relating to Accounting Auditors)

The Audit and Supervisory Committee shall, by resolution, consent to remunerations and other matters relating to accounting auditors or persons who are to temporarily execute the duties of an accounting auditor.

Article 17.    (Consent to Partial Exemption of Directors’ Liabilities)

1.	The unanimous consent of all Audit and Supervisory Committee members regarding the following matters may be obtained after deliberation at a meeting of the Audit and Supervisory Committee:

(1)	submitting a proposal to a general meeting of shareholders concerning partial exemption of liabilities of directors (excluding directors who are Audit and Supervisory Committee members);

(2)	submitting a proposal to a general meeting of shareholders concerning amendment to the articles of incorporation to grant directors (excluding directors who are Audit and Supervisory Committee members) partial exemption of their liabilities by resolution of the board of directors;

(3)	submitting a proposal to the board of directors concerning partial exemption of liabilities of directors (excluding directors who are Audit and Supervisory Committee members) in accordance with the provisions of the articles of incorporation;

(4)	submitting a proposal to a general meeting of shareholders concerning amendment to the articles of incorporation to provide that the Company may enter into contracts with directors (excluding directors who are Audit and Supervisory Committee members) to partially exempt their liabilities; and

(5)	participating in a suit relating to an action to enforce liability to assist a person set forth in the main paragraph of Article 849, paragraph (3) of the Companies Act.

2.	The consent set forth in the preceding paragraph may be obtained in writing or electronically in case of urgency.

Article 18.    (Consent to Transactions Involving a Conflict of Interest)

1.	If a director (excluding directors who are Audit and Supervisory Committee members) requests approval for a transaction set forth in Article 356, paragraph (1), item (ii) or item (iii) of the Companies Act, the Audit and Supervisory Committee shall determine whether to approve such transaction by a resolution without delay.

2.	If the Audit and Supervisory Committee makes the decision as set forth in the preceding paragraph, it shall promptly notify the substance of the decision to the director in the preceding paragraph.

Article 19.    (Appointed Audit and Supervisory Committee Member)

1.	The Audit and Supervisory Committee, if it considers necessary, shall by resolution appoint a person from among Audit and Supervisory Committee members to perform the following:

(1)	where the Audit and Supervisory Committee, in accordance with laws and regulations, dismisses an accounting auditor or a person who is to temporarily perform the duties of an accounting auditor, reporting such dismissal and the reason for dismissal at the first general meeting of shareholders convened after the dismissal;

(2)	stating opinions of the Audit and Supervisory Committee at a general meeting of shareholders concerning the appointment, dismissal or resignation of directors who are not Audit and Supervisory Committee members;

(3)	stating opinions of the Audit and Supervisory Committee at a general meeting of shareholders concerning the remuneration of directors who are not Audit and Supervisory Committee members;

(4)	requesting accounting auditors to provide a report on their audits;

(5)	requesting directors and employees to provide a report on matters concerning the execution of duties of the Audit and Supervisory Committee, or investigating the operations and financial status of the Company;

(6)	requesting subsidiaries to provide a report on their business, or investigate the operations and financial status of the subsidiaries;

(7)	representing the Company in an action provided for in Article 399-7, paragraph (1) and paragraph (3) of the Companies Act;

(8)	representing the Company when it makes a request provided for in Article 399-7, paragraph (4) of the Companies Act; and

(9)	convening a meeting of the board of directors.

2.	The Audit and Supervisory Committee shall resolve the matters in the preceding paragraph as necessary.

Article 20.    (Deliberation Concerning the Exercise of Powers by Audit and Supervisory Committee Members)

If Audit and Supervisory Committee members exercise their powers or execute their duties with respect to the following matters, they may deliberate in advance such matters at a meeting of the Audit and Supervisory Committee:

(1)	explanations regarding questions submitted to Audit and Supervisory Committee members by any shareholder prior to a general meeting of shareholders;

(2)	reports to the board of directors, requests for convocation of a meeting of the board of directors and other related matters;

(3)	results of investigation concerning proposal, documents or other items to be submitted to a general meeting of shareholders;

(4)	claims filed to seek an injunction against an act engaged by a director outside the scope of the purpose of the Company, or any other act engaged by a director in violation of laws and regulations or the articles of incorporation; and

(5)	opinions to be stated at a general meeting of shareholders regarding appointment, dismissal, resignation, remunerations or other matters related to directors who are Audit and Supervisory Committee members.

Article 21.    (Deliberation Concerning Remunerations and Other Matters Related to Audit and Supervisory Committee Members)

The Audit and Supervisory Committee may deliberate remunerations and other matters related to directors who are Audit and Supervisory Committee members at its meeting upon the unanimous consent of all directors who are Audit and Supervisory Committee members.

Article 22.    (Minutes)

1.	The Audit and Supervisory Committee shall prepare minutes of a meeting of the Audit and Supervisory Committee which contain the following items. The Audit and Supervisory Committee members present at the meeting shall sign or affix their names and seals (electronic signatures permitted) to such minutes:

(1)	Date, time and location of the meeting of the Audit and Supervisory Committee (including methods of participation by Audit and Supervisory Committee members, directors (excluding directors who are Audit and Supervisory Committee members) or accounting auditors who were not physically present at the meeting);

(2)	A summary of the proceedings of the meeting and the results thereof;

(3)	If any Audit and Supervisory Committee member had special interests with a matter to be resolved, the name of such Audit and Supervisory Committee member;

(4)	If any opinion or comment was stated at the meeting of the Audit and Supervisory Committee with respect to the following matters, an outline of such opinion or comment:

(i)	a report from a director to the effect that a fact likely to cause substantial detriment to the Company has been found; or

(ii)	a report from an accounting auditor to the effect that a misconduct engaged in by a director or executive officer in connection with the execution of his or her duties, or a material fact in violation of laws and regulations or the articles of incorporation of the Company, has been found;

(5)	Names of directors (excluding directors who are Audit and Supervisory Committee members), executive officers and accounting auditors who were present at the meeting of the Audit and Supervisory Committee; and

(6)	Name of the presider of the meeting of the Audit and Supervisory Committee.

2.	If a report to the Audit and Supervisory Committee was not required pursuant to the provisions of Article 12, paragraph 4, the Audit and Supervisory Committee shall prepare minutes containing the following items:

(1)	content of the matters which were not required to be reported to the Audit and Supervisory Committee;

(2)	date on which the report to the Audit and Supervisory Committee was determined to be not required; and

(3)	name of the Audit and Supervisory Committee member who executed the duties concerning the preparation of the minutes.

3.	The Company shall maintain the minutes referred to in the preceding two paragraphs at its head office for ten (10) years.

Article 23.    (Secretariat of the Audit and Supervisory Committee)

The Audit and Supervisory Committee staff shall be in charge of the administration of convening meetings of the Audit and Supervisory Committee, preparing minutes and other administrative tasks concerning the operation of the Audit and Supervisory Committee.

Article 24.    (Audit and Supervisory Committee’s Auditing Standards)

Matters regarding audits by the Audit and Supervisory Committee shall be governed by the Audit and Supervisory Committee’s Auditing Standards (Kansatou Iinkai Kansa Kijun) established by the Audit and Supervisory Committee, in addition to provisions set forth by laws and regulations, the articles of incorporation of the Company and these Regulations of the Audit and Supervisory Committee.

Article 25.    (Amendment and Abolition of These Regulations)

These Regulations may be revised or abolished by resolution of the Audit and Supervisory Committee.

SUPPLEMENTARY PROVISION

These Regulations shall come into force on June 24, 2015.